UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2020

TIMKENSTEEL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-36313	46-4024951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, SW, Canton, OH 44706

(Address of Principal Executive Offices) (Zip Code)

(330) 471-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	TMST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 7, 2020, TimkenSteel Corporation (the “Company”) entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with a limited number of holders (collectively, the “Holders”) of the Company’s currently outstanding 6.00% Convertible Senior Notes due 2021 (the “Existing Convertible Notes”). Pursuant to the Exchange Agreements, the Company will exchange $46,035,000 aggregate principal amount of Existing Convertible Notes for $46,035,000 aggregate principal amount of its new 6.00% Convertible Senior Notes due 2025 (the “New Convertible Notes”). The Company will not receive any cash proceeds from the issuance of the New Convertible Notes.

The New Convertible Notes will be the Company’s senior unsecured obligations and will bear interest at a rate of 6.00% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2021. The New Convertible Notes will be convertible at the option of holders in certain circumstances and during certain periods into the Company’s common shares (the “Common Shares”), cash, or a combination thereof, at the Company’s election. The conversion rate will initially be 127.8119 Common Shares per $1,000 principal amount of New Convertible Notes (equivalent to an initial conversion price of approximately $7.82 per Common Share), subject to customary adjustments. In the event of a make-whole fundamental change, the conversion rate will be increased by a number of additional Common Shares for New Convertible Notes converted in connection with such make-whole fundamental change to a maximum of 153.3742 Common Shares per $1,000 principal amount of New Convertible Notes, subject to customary adjustments. The New Convertible Notes will mature on December 1, 2025, unless earlier repurchased or converted in accordance with their terms prior to that date.

The New Convertible Notes will be issued pursuant to the provisions of an indenture, dated May 31, 2016, as supplemented by a supplemental indenture to be dated as of the closing, between the Company and U.S. Bank National Association, as trustee. The transactions are subject to customary closing conditions and are expected to close on December 15, 2020.

A copy of the Form of Exchange Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated by reference into this Item 3.02. The New Convertible Notes will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”). Each of the Investors is an accredited investor (within the meaning of Rule 501 promulgated under the Securities Act) or a qualified institutional buyer (as defined in Rule 144A under the Securities Act). The issuance of any Common Shares upon conversion will be in reliance upon Section 3(a)(9) of the Securities Act as exchanges solely with existing security holders. Based on the initial maximum conversion rate of 153.3742 Common Shares per $1,000 principal amount of New Convertible Notes, an aggregate maximum of 7,060,582 Common Shares are initially issuable upon conversion of the New Convertible Notes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of Exchange Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 8, 2020

TimkenSteel Corporation

By:	/s/ Frank A. DiPiero
Name:	Frank A. DiPiero
Title:	Executive Vice President, General Counsel and Secretary